Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

The following unaudited pro forma condensed combined financial information (the "pro forma financial information") has been prepared to illustrate the effect of the acquisition of Scapa Group plc, a company incorporated in England and Wales ("Scapa") by Schweitzer-Mauduit International, Inc. (“SWM” or the “Company”) as further described below. On January 27, 2021, the Company issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Acquisitions disclosing the terms of a recommended cash offer to acquire the entire issued and to be issued ordinary shares of Scapa , to be effected through a scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Acquisition”). Scapa is a UK-based innovation, design, and manufacturing solutions provider for healthcare and industrial markets and has operations across North America, Europe and Asia.

On April 15, 2021 (the “Acquisition Date”), the Scheme became effective in accordance with its terms following delivery to the Registrar of Companies in England and Wales of the orders of the High Court of Justice of England and Wales sanctioning the Scheme, and the Acquisition was completed. The offer price for the Acquisition was £2.15 (approximately $2.96 based on an exchange rate of $1:£1.3788 on April 15, 2021) in cash for each ordinary share of Scapa, valuing the entire ordinary share capital of Scapa at approximately £412.6 million on a fully-diluted basis (approximately $568.9 million). The Company settled the offer consideration with payment to Scapa shareholders under the Scheme on April 29, 2021.

In connection with the Acquisition, the Company entered into amendments to its existing revolving credit facility dated September 25, 2018 (as amended, the “revolving credit facility”) to modify certain provisions in order to facilitate the Acquisition and borrowings under the existing revolving credit facility in connection with the Acquisition. The Company entered into an amendment to its existing credit agreement to, among other things, add a new $350 million Term Loan B facility (“Term Loan B Facility”) with a seven-year maturity which was funded on April 21, 2021. The proceeds from the Term Loan B Facility, together with $313 million of the Company’s existing $500 million revolving line of credit (the “Revolving Credit Facility”) under the Existing Credit Agreement, was used to finance the cash consideration payable to Scapa shareholders pursuant to the Acquisition, the required repayment of Scapa indebtedness, and expenses payable in connection with the Acquisition (including debt refinancing costs) (together the “Acquisition Costs”) (herein referred to as the “Financing”).

The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020. The following unaudited pro forma condensed combined financial statements of the Company as of and for the year ended December 31, 2020 are derived from the Company’s historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The unaudited pro forma condensed combined financial statements are also derived from the historical consolidated financial statements of Scapa for the year ended March 31, 2021, which are included in the Exhibit 99.1 to the Company's Current Report on Form 8-K/A dated of June 25, 2021.

SWM and Scapa have different fiscal year ends (December 31 and March 31, respectively). As Scapa's fiscal year end of March 31 is within one fiscal quarter of SWM's fiscal year end of December 31, the pro forma condensed combined statement of income for the year ended December 31, 2020 includes Scapa's operating results for its respective fiscal year ended March 31, 2021 as permitted by Rule 11-02(c)(3) of Regulation S-X, which allows the combination of financial information for companies if their fiscal years end within one fiscal quarter of each other. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than one fiscal quarter.

The historical financial statements of SWM and Scapa have been adjusted in the accompanying pro forma financial information to give effect to pro forma events which are necessary to account for the Acquisition and the Financing, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. Scapa’s historical financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Acquisition is being accounted for as a business combination using the acquisition method with SWM as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the total cash consideration will be allocated to Scapa’s assets acquired and liabilities assumed based upon their estimated fair values at the Acquisition Date. The process of valuing the net assets of Scapa at the Acquisition Date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the Acquisition consideration allocation and related adjustments reflected in this pro forma financial information are preliminary and subject to revision based on a final determination of fair value.

As a result of the foregoing, the unaudited pro forma condensed combined financial statements are based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regard to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material. The Company will finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition Date.

The pro forma condensed combined financial statements and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

The pro forma financial information gives effect to the Acquisition and Financing, which includes adjustments for the following:

•the conversion of Scapa’s historical financial statements from Pound Sterling to U.S. Dollars using the period-end rate at March 31, 2021 of $1.3786 per Pound Sterling for the unaudited condensed combined pro forma balance sheet and the weighted average of the monthly average rates during the year ended March 31, 2021 of $1.3020 per Pound Sterling for the unaudited condensed combined pro forma statement of income;
•certain adjustments to reflect Scapa’s historical financial information on a U.S. GAAP basis;
•certain reclassifications to conform Scapa’s historical financial statement presentation to SWM’s presentation;
•application of the acquisition method of accounting under the provisions of ASC 805 and to reflect cash consideration of approximately $568.9 million;
•proceeds and uses of the Financing entered into in connection with the Acquisition; and
•non-recurring transaction costs in connection with the Acquisition.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Combined Balance Sheet December 31, 2020 (In millions)
	Historical
	SWM	Scapa Adjusted ( Note 2)	Financing Adjustments (Note 4)		Transaction Accounting Adjustments (Note 5)		Pro Forma Condensed Combined
ASSETS
Cash and cash equivalents	$54.7	$22.9	$648.6	4(a)	$(662.9)	5(a)	$63.3
Accounts receivable, net	148.5	78.9	—		(0.3)	5(i)	227.1
Inventories	179.7	51.1	—		2.9	5(b)	233.7
Income taxes receivable	6.2	3.7	—		—		9.9
Other current assets	7.3	—	—		—		7.3
Total current assets	396.4	156.6	648.6		(660.3)		541.3
Property, plant and equipment, net	339.0	114.5	—		41.0	5(c)	494.5
Deferred income tax benefits	2.6	10.9	—		—		13.5
Investment in equity affiliates	59.3	—	—		—		59.3
Goodwill	403.7	78.2	—		181.3	5(e)	663.2
Intangible assets	314.7	1.4	—		243.0	5(d)	559.1
Other assets	69.2	17.8	—		0.6	5(f)	87.6
Total assets	$1,584.9	$379.4	$648.6		$(194.4)		$2,418.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.8	$35.9	$0.9	4(b)	$(20.8)	5(i)	$18.8
Accounts payable	60.5	78.3	—		—		138.8
Income taxes payable	2.7	1.2	—		—		3.9
Accrued expenses	100.9	15.0	—		(2.1)	5(g)	113.8
Total current liabilities	166.9	130.4	0.9		(22.9)		275.3
Long-term debt	590.5	43.6	647.7	4(b)	(43.6)	5(i)	1,238.2
Long-term income tax payable	17.7	3.2	—		—		20.9
Pension and other postretirement benefits	36.5	7.6	—		—		44.1
Deferred income tax liabilities	45.1	6.3	—		59.2	5(h)	110.6
Other liabilities	78.6	25.2	—		(2.6)	5(g)	101.2
Total liabilities	935.3	216.3	648.6		(9.9)		1,790.3
Stockholders' equity:
Preferred stock	—	—	—		—	5(k)	—
Common stock	3.1	13.0	—		(13.0)	5(k)	3.1
Additional paid-in-capital	92.2	42.6	—		(42.6)	5(k)	92.2
Retained earnings	666.2	73.3	—		(94.7)	5(k) 5(l)	644.8
Accumulated other comprehensive loss	(111.9)	34.2	—		(34.2)	5(k)	(111.9)
Total stockholders' equity	649.6	163.1	—		(184.5)		628.2
Total liabilities and stockholders' equity	$1,584.9	$379.4	$648.6		$(194.4)		$2,418.5

See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Combined Statement of Income For the year ended December 31, 2020 (In millions, except per share amounts)
	Historical		Financing Adjustments (Note 4)
	SWM	Scapa Adjusted ( Note 2)			Transaction Accounting Adjustments (Note 5)		Pro Forma Condensed Combined
Net sales	$1,074.4	$354.8	$—		$(2.1)	5(g)	$1,427.1
Cost of products sold	766.1	304.8	—		3.3	5(b) 5(c)	1,074.2
Gross profit	308.3	50.0	—		(5.4)		352.9

Selling expense	36.9	8.9	—		—		45.8
Research expense	13.8	4.6	—		—		18.4
General expense	116.9	20.4	—		37.7	5(d) 5(l)	175.0
Total nonmanufacturing expenses	167.6	33.9	—		37.7		239.2

Restructuring and impairment expense	11.9	4.8	—		—		16.7
Operating profit	128.8	11.3	—		(43.1)		97.0
Interest expense	30.5	3.4	25.8	4(c)	(3.4)	5(j)	56.3
Other (expense) income, net	(1.0)	0.3	—		—		(0.7)
Income from continuing operations before income taxes and income from equity affiliates	97.3	8.2	(25.8)		(39.7)		40.0
Provision for income taxes	18.4	1.7	(5.4)	5(h)	(8.3)	5(h)	6.4
Income (Loss) from equity affiliates, net of income taxes	4.9	—	—		—		4.9
Income from continuing operations	$83.8	$6.5	$(20.4)		$(31.4)		$38.5

Income from continuing operations per share data:
Income from continuing operations per share - basic	$2.72						$1.25
Income from continuing operations per share - diluted	$2.69						$1.24

Weighted average shares outstanding:
Basic	30,832,700						30,832,700
Diluted	31,104,200						31,104,200

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The pro forma financial information and related notes are prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020.

SWM’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Scapa’s historical financial statements were prepared in accordance with IFRS as issued by the IASB presented in Pound Sterling. As discussed in Note 2. Accounting Policy and Reclassification Adjustments, the historical Scapa’s financial statements were translated to U.S. dollars and certain reclassifications were made to align Scapa’s financial statement presentation with that of SWM.

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with SWM as the accounting acquirer, and based on the historical consolidated financial statements of SWM and Scapa. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed Acquisition Date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on December 31, 2020 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 give effect to the Acquisition as if it occurred on January 1, 2020.

The pro forma financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition or any Acquisition and integration costs that may be incurred. The pro forma adjustments represent SWM’s best estimates and are based upon currently available information and certain assumptions that SWM believes are reasonable under the circumstances. SWM is not aware of any material transactions between SWM and Scapa during the periods presented. Accordingly, no adjustments to eliminate transactions between SWM and Scapa have not reflected in the pro forma financial information.

Note 2. Accounting Policy and Reclassification Adjustments

Scapa’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in Pound Sterling. During the preparation of this pro forma financial information,, management performed a preliminary analysis of Scapa’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of SWM, and differences in financial statement presentation compared to the presentation of SWM. The conversion of Scapa’s historical financial statements from Pound Sterling to U.S. Dollars using the period-end rate at March 31, 2021 of $1.3786 per Pound Sterling for the unaudited condensed combined pro forma balance sheet and the weighted average of the monthly average rates during the year ended March 31, 2021 of $1.3020 per Pound Sterling for the unaudited condensed combined pro forma statement of income. At the time of preparing the unaudited pro forma combined financial information, other than the adjustments described herein, the Company is not aware of any other material differences.

Balance Sheet Adjustments

(in millions) SWM Line Item	Historical Scapa Presentation	Historical Scapa (GBP)	Historical Scapa (USD)	Adjustments		Historical Scapa Adjusted
Cash and cash equivalents	Cash and cash equivalents	£16.6	$22.9	$—		$22.9
Accounts receivable, net	Trade and other receivables	57.2	78.9	—		78.9
Inventories	Inventory	37.1	51.1	—		51.1
Income taxes receivable	Current tax asset	2.7	3.7	—		3.7
Other current assets		—	—	—		—
Total current assets		113.6	156.6	—		156.6
Property, plant and equipment, net	Property, plant and equipment	72.1	99.4	15.1	(a)	114.5
Deferred income tax benefits	Deferred tax asset	7.9	10.9	—		10.9
Goodwill	Goodwill	56.7	78.2	—		78.2
Intangible assets	Intangible assets	1.0	1.4	—		1.4
Other assets	Right-of-use assets	17.8	24.5	(15.1)	(a)	9.4
Other assets	Other receivables	0.1	0.1	8.3	(b)	8.4
Total assets		£269.2	$371.1	$8.3		$379.4
Liabilities and Shareholders' Equity
Current debt	Borrowings and other financial liabilities	£15.1	$20.8	$15.1	(a)	$35.9
Accounts payable	Trade and other payables	56.8	78.3	—		78.3
Income taxes payable	Current tax liabilities	0.9	1.2	—		1.2
Accrued expenses	Lease liabilities	13.7	18.9	(15.1)	(a)	3.8
Accrued expenses	Provisions	8.1	11.2	—		11.2
Total current liabilities		94.6	130.4	—		130.4
Long-term debt	Borrowings and other financial liabilities - NC	31.6	43.6	—		43.6
Long-term income tax payable	Non-current tax liabilities	2.3	3.2	—		3.2
Pension and other postretirement benefits	Retirement benefit obligations	5.4	7.4	0.2	(b)	7.6
Deferred income tax liabilities	Deferred tax liabilities	4.6	6.3	—		6.3

Other liabilities	Trade and other payables - NC	0.5	0.7	—		0.7
Other liabilities	Provisions - NC	13.3	18.3	—		18.3
Other liabilities	Lease liabilities - NC	4.5	6.2	—		6.2
Total liabilities		156.8	216.1	0.2		216.3
Stockholders' equity:
Common stock	Ordinary shares	9.4	13.0	—		13.0
Additional paid-in-capital	Share premium	1.3	1.8	—		1.8
Additional paid-in-capital	Merger reserve	29.6	40.8	—		40.8
Retained earnings	Retained earnings	47.3	65.2	8.1	(b)	73.3
Accumulated other comprehensive loss	Translation reserve	24.8	34.2	—		34.2
Total stockholder’s equity		112.4	155.0	8.1		163.1
Total liabilities and equity		£269.2	$371.1	$8.3		$379.4

a.Adjustment to reclassify Scapa’s finance leases to align to SWM’s presentation.
b.Adjustment to reflect the pension asset of $8.3 million to other assets and pension obligation of $0.2 million to pension and other postretirement benefits related to an updated actuarial valuation report prepared in accordance with U.S. GAAP.

Statement of Income Adjustments

(in millions) SWM Line Item	Historical Scapa Presentation	Historical Scapa (GBP)	Historical Scapa (USD)	Adjustments		Historical Scapa Adjusted
Net sales	Revenue	£272.5	$354.8	$—		$354.8
Cost of products sold		233.9	304.5	0.3	(c) (d)	304.8
Gross profit		38.6	50.3	(0.3)		50.0

Selling expense		6.8	8.9	—		8.9
Research expense		3.5	4.6	—		4.6
General expense		16.3	21.2	(0.8)	(d)	20.4
Total manufacturing expenses		26.6	34.7	(0.8)		33.9

Restructuring and impairment expense		3.7	4.8	—		4.8
Operating profit	Operating profit/(loss)	8.3	10.8	0.5		11.3
Interest expense	Finance costs	2.8	3.6	(0.2)	(c)	3.4
Other (expense) income, net		—	—	0.3	(d)	0.3
Income from continuing operations before income taxes and income from equity affiliates		5.5	7.2	1.0		8.2
Provision for income taxes	Taxation (charge)/credit	1.3	1.7	—		1.7
Income (loss) from equity affiliates, net of income taxes		—	—	—		—
Income from continuing operations		£4.2	$5.5	$1.0		$6.5

c.    Under IFRS, Scapa recognized right of use assets and lease liabilities for all leases and did not distinguish between operating leases and finance leases. Scapa recorded depreciation on the right of use assets and interest expense on the lease liabilities. Under U.S. GAAP, a straight-line operating expense is presented for operating leases under U.S. GAAP. The difference in the treatment resulted in a reclassification of $0.2 million from interest expense into cost of products sold.

d.    Under IFRS, Scapa calculated a net interest cost (income) by applying the discount rate to the net pension benefit obligation or asset, while U.S. GAAP requires companies to calculate a separate return on plan assets using an estimated long-term rate of return on plan assets. Adjustments reflect the removal of historical pension expense recorded by Scapa of $0.3 million and $0.8 million from cost of products sold and general expense, respectively, and the addition of $0.4 million and $0.3 million to cost of products sold and other income, respectively, related to net periodic benefit costs from an updated actuarial valuation report prepared in accordance with U.S. GAAP.

Note 3. Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their Acquisition Date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The accounting for the business combination is based on currently available information and is considered preliminary. The final accounting for the business combination may differ materially from that presented in these unaudited pro forma condensed financial statements.

The following table summarizes the total consideration transferred to acquire Scapa:

(in millions)
Cash consideration(1)	$568.9
Payment of Acquisition costs incurred by Scapa	8.5
Repayment of Scapa debt	64.1
Fair value of consideration transferred	$641.5

(1)    Cash consideration represents the cash payment of £2.15 (approximately $2.96 based on an exchange rate of $1:£1.3788 on April 15, 2021) in cash for each ordinary share of Scapa, valuing the entire ordinary share capital of Scapa at approximately £413.0 million on a fully-diluted basis (approximately $568.9 million).

The following table summarizes the preliminary accounting for the business combination for the Acquisition:

(in millions)	Fair value at Acquisition Date
Cash & cash equivalents	$22.9
Accounts receivable	78.6
Inventories	54.0
Income taxes receivable	3.7
Property, plant and equipment	155.5
Deferred income tax benefits	10.9
Intangible assets	244.4
Other assets	18.4
Total Assets	588.4
Accounts payable and accrued expenses	92.4
Deferred income tax liabilities	65.5
Finance lease liabilities reclassified to current debt	15.1
Pension and other postretirement benefits	7.6
Other long-term liabilities	25.8
Net assets acquired	382.0
Goodwill	259.5
Fair value of consideration transferred	$641.5

Note 4. Financing Adjustments

a.Reflects the preliminary adjustment to cash in connection with the Financing, as follows:

(in millions)
Proceeds received from Term Loan B Facility and Revolving Credit Facility(1)	$350.0
Proceeds received from Revolving Credit Facility	313.0
Payment of Financing costs(2)	(14.4)
Pro forma adjustment to cash and cash equivalents	$648.6

(1)    The Company used the proceeds from the $350.0 million Term Loan B Facility, together with $313.0 million of the Company’s existing $500.0 million Revolving Credit Facility, to finance the cash consideration payable to Scapa shareholders under the Scheme and expenses payable in connection with the Acquisition.
(2)    Represents the payment of capitalized financing costs incurred after December 31, 2020 related to the Term Loan B Facility and Revolving Credit Facility.

b.    To finance the cash consideration payable to Scapa shareholders pursuant to the Acquisition and expenses payable in connection with the Acquisition (including debt refinancing costs), SWM used the proceeds of the Term Loan B Facility, and $313.0 million of SWM’s existing $500.0 million Revolving Credit Facility under the Credit Agreement.

The pro forma adjustment to current debt to reflect the new Financing is as follows:

(in millions)
Proceeds received from Term Loan B Facility and Revolving Credit Facility to be repaid within one year	$3.5
Less: Deferred financing costs to be amortized within one year	(2.6)
Pro forma adjustment to current debt	$0.9

The pro forma adjustment to long-term debt to reflect the new Financing is as follows:

(in millions)
Proceeds received from Term Loan B Facility and Revolving Credit Facility	$350.0
Proceeds received from Revolving Credit Facility	313.0
Less: Proceeds to be repaid within one year	(3.5)
Less: Deferred financing costs, excluding $2.6 million to be amortized within one year	(11.8)
Pro forma adjustment to long-term debt	$647.7

c.    The adjustments to interest expense reflect the expected interest expense to be incurred by SWM as a result of the Financing. The preliminary interest expense for the new debt incurred in connection with the Acquisition is as follows:

(in millions)	Weighted Average Interest Rate (1)	Debt	Interest expense for the year ended December 31, 2020
Term Loan B Facility	4.50%	$350.0	$15.8
Revolving Credit Facility	2.38%	313.0	7.4
Amortization of new and existing SWM debt issuance costs			5.2
Total			28.4
Less: Reversal of SWM historical amortization of existing deferred financing costs			(2.6)
Pro forma adjustment to interest expense			$25.8

(1)    A hypothetical 0.125% change in interest rate would result in a $0.8 million change in interest expense for the year ended December 31, 2020.

Note 5. Transaction Accounting Adjustments

a.Reflects the preliminary adjustment to cash in connection with the Acquisition, as follows:

(in millions)
Proceeds used for Acquisition(1)	$(568.9)
Repayment of Scapa debt(2)	(64.1)
Payment of Acquisition costs(3)	(29.9)
Pro forma adjustment to cash and cash equivalents	$(662.9)

(1)    Represents consideration transferred as described in Note 3. Consideration Transferred and Preliminary Fair Value of Net Assets Acquired.
(2)    Represents repayment of Scapa debt as described in adjustment (h) below.
(3)    Represents nonrecurring Acquisition-related costs expected to be incurred by Scapa and SWM of $1.6 million and $17.6 million, respectively, the severance payment for certain Scapa employees of $2.2 million., and the payment of Scapa’s advisor fees of $8.5 million. Scapa and SWM historically incurred Acquisition-related costs of $0.8 million and $1.6 million, respectively, which are reflected in the historical statements of operations. These nonrecurring expenses are not anticipated to affect the combined statements of income beyond twelve months after the Acquisition Date.

b.    Reflects the preliminary estimated fair value adjustment to inventories acquired in the Acquisition, as follows:

(in millions)
Fair value of inventories acquired	$54.0
Less: Scapa’s historical inventories	(51.1)
Pro forma adjustment to inventories	$2.9

The unaudited pro forma condensed combined statement of income reflects an adjustment for the additional cost of products sold of $2.9 million related to the fair value adjustment of inventory acquired. Amortization of the inventory fair value is nonrecurring in nature and not anticipated to affect the combined statements of income beyond twelve months after the Acquisition Date.

c.    Reflects the preliminary estimated fair value adjustment to property, plant and equipment, net (“PP&E”) acquired in the Acquisition, the estimated useful lives, and the estimated depreciation expense related to the PP&E acquired, as follows:

(in millions)	Preliminary Fair Value	Estimated weighted average life (years)	Depreciation expense for the year ended December 31, 2020
Real property	$38.2	20	$1.9
Personal property	91.7	9	10.2
Other PP&E including assets under construction	10.5	N/A	—
Total estimated preliminary fair value of PP&E	140.4		12.1
Less: Scapa’s historical PP&E and depreciation expense	(99.4)		(11.7)
Pro forma adjustments	$41.0		$0.4

The unaudited pro forma condensed combined statement of income reflects an adjustment for the incremental depreciation expense of $0.4 million to cost of products sold related to the fair value adjustment of PP&E acquired.

d.    The preliminary estimated fair market value of the identifiable intangible assets was determined using an income approach. The adjustment reflects the preliminary estimated fair value adjustment to the identifiable intangible assets acquired in the Acquisition, the estimated useful lives, and the estimated amortization expense related to the identified intangible assets, as follows:

(in millions)	Preliminary Fair Value	Estimated weighted average life (years)	Amortization expense for the year ended December 31, 2020
Tradenames	$7.7	10	$0.8
Technology	36.9	7	5.3
Customer relationships	199.8	15	13.3
Total estimated preliminary fair value of intangible assets	244.4		19.4
Less: Scapa’s historical intangible assets and amortization expense	(1.4)		(3.1)
Pro forma adjustments	$243.0		$16.3

The unaudited pro forma condensed combined statement of income reflects an adjustment for the incremental amortization expense of $16.3 million to general expenses related to the fair value adjustment of identifiable intangible assets acquired.

e.    Reflects the preliminary adjustment to goodwill as a result of the Acquisition, as follows:

(in millions)
Fair value of consideration transferred	$641.5
Less: Fair value of net assets acquired	(382.0)
Total estimated goodwill	259.5
Less: Scapa’s historical goodwill	(78.2)
Pro forma net adjustment to goodwill	$181.3

Goodwill represents the excess of the estimated Acquisition consideration over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 3. Consideration Transferred and Preliminary Fair Value of Net Assets Acquired. The goodwill is attributable to the expected synergies of the combined business operations. The goodwill is not expected to be deductible for tax purposes.

f.    Reflects the preliminary adjustment to the right of use assets as a result of the Acquisition to align the right of use assets to the lease liabilities, as follows:

(in millions)
Historical Scapa lease liabilities	$3.8
Historical Scapa lease liability - noncurrent	6.2
Less: Historical Scapa right of use assets	(9.4)
Pro forma adjustment to other assets for right of use assets	$0.6

g.    Reflects the preliminary estimated fair market value adjustment related to an unfavorable contract provision assumed in the Acquisition, as follows:

(in millions)
Unfavorable contract provision - current	$7.8
Unfavorable contract provision - noncurrent	12.0
Total fair value of unfavorable contract provision	19.8
Historical Scapa unfavorable contract provision - current	(9.9)
Historical Scapa unfavorable contract provision - noncurrent	(14.6)
Less: Historical unfavorable contract provision value	(24.5)
Pro forma adjustment for unfavorable contract provision - current in accrued expenses	$(2.1)
Pro forma adjustment for unfavorable contract provision - noncurrent in other liabilities	$(2.6)

The unaudited pro forma condensed combined statement of income also reflects an adjustment for the annual release of the unfavorable contract provision of $2.1 million to net sales.

h.    Reflects an adjustment for the estimated deferred taxes and income tax effect related to the pro forma adjustments recorded herein. Tax-related adjustments are based upon an estimated tax rate of 21%, which approximates a blended statutory tax rate for significant tax jurisdictions where assets acquired and liabilities assumed reside. This rate does not reflect SWM’s effective tax rate, which includes other tax charges or benefits.

i.    Reflects an adjustment for the extinguishment of Scapa’s existing debt of $20.8 million of current debt, $43.6 million of long-term debt, and the derecognition of $0.3 million of deferred financing fees included in accounts receivable.

j.    Reflects an adjustment for the removal of Scapa’s historical interest expense of $3.4 million.

k.    Reflects an adjustment for the elimination of Scapa’s historical equity.

l.    Reflects an adjustment for nonrecurring Acquisition-related expenses expected to be incurred by Scapa and SWM of $1.6 million and $17.6 million, respectively, as well as post-combination compensation expense of $2.2 million with a corresponding reduction to retained earnings on the unaudited pro forma condensed combined balance sheet. These nonrecurring expenses are not anticipated to affect the combined statements of income beyond twelve months after the Acquisition Date.